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                                                                    EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated effective as of August 29, 1997 (the "Effective Date"), is entered into by and among LITIGATION RESOURCES OF AMERICA-CALIFORNIA, INC., a California corporation (hereinafter called the "Company," which term includes any directly or indirectly controlled subsidiaries or successor entities), LITIGATION RESOURCES OF AMERICA, INC., a Texas corporation and the sole shareholder of the Company ("Parent"), and TONY
L. MADDOCKS, an individual residing in the State of California (the "Employee"). The Company may sometimes hereinafter be referred to as "Employer." The Employer, the Parent and Employee may sometimes hereinafter be referred to singularly as a "Party" or collectively as the "Parties." All capitalized terms not otherwise defined herein shall have the same meaning as contained in that certain Agreement of Purchase and Sale of Assets executed as of August 29, 1997 (the "Purchase Agreement"), by and between the Company and Legal Enterprise, Inc., a California corporation ("Seller"), joined by Anthony Maddocks, individually, and Alan Simon, individually.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Employee has been an employee and owns fifty percent (50%) of the Seller and its business known as Legal Enterprise, Inc. (the "LEI Business"), and his knowledge of the affairs of the LEI Business, particularly its record retrieval and litigation support services business in California, are of great value to the Company; and

     WHEREAS, pursuant to the terms of the Purchase Agreement the Company has purchased from the Seller, and the Seller has sold to the Company, all or substantially all of the Assets of the Seller, which required the approval of one hundred percent (100%) of the shareholders of the Seller; and

     WHEREAS, part of the consideration given to the Seller and the Employee under the Purchase Agreement included an agreement by the Company to enter into this Agreement; and

     WHEREAS, the Parties would not have entered into the Purchase Agreement without the execution of this Agreement;

     NOW THEREFORE, for and in consideration of the mutual covenants, promises and undertakings herein contained and other consideration, the receipt , adequacy and sufficiency of which are hereby acknowledged, the Parties hereby undertake and agree as follows:

     1.        Employment Term.  The Employer hereby employs the Employee
               ---------------
commencing on the Effective Date for a term of three (3) years (the "Employment Term"), unless sooner terminated as hereinafter provided. The term of this Agreement may be renewed or extended for one or more successive additional one
(1) year terms upon mutual agreement of the Parties at least 90 days prior to the expiration of the initial term or any such renewal term. Unless otherwise

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provided herein, Sections 10 - 26 of this Agreement shall survive the expiration or termination of this Agreement, for any reason whatsoever. The Employee accepts such employment and agrees to perform the services specified herein, all upon the terms and conditions hereinafter stated.

     2.        Duties.  The Employee shall serve as the President of the Legal
               ------
Enterprise Division of the Company, and the Vice President of Sales and Marketing for the Parent, as hereinafter defined, and shall report to, and be subject to the general direction and control of the Chief Executive Officer, the Chief Operating Officer (the "COO") and the Board of Directors of the Company (the "Board") or of the Parent, as applicable. The Employee shall perform such management and administrative duties, consistent with the Employee's positions, as are from time to time assigned to the Employee by the Chief Executive Officer, the COO and the Board (or by the Parent, as applicable) including developing local, regional, and national customers for the Company and its Affiliates (defined below). The Employee further agrees to use his best efforts to develop a national record retrieval business for the Parent and all of the Parent's subsidiaries. The Employee also agrees to perform, without additional compensation, such other services for the Company, and for any parent, subsidiary or affiliate corporations of the Company and any partnerships in which the Company may from time to time have an interest (herein collectively called "Affiliates"), as the Chief Executive Officer, the COO or Board shall from time to time specify, if such services are of the nature commonly associated with the positions of Employee set forth above for a company engaged in activities similar to the activities engaged in by the Company or the Parent, and to perform such other activities as are consistent with the Employee's past responsibilities as an employee of the Seller and the LEI Business; provided, that Employee shall not be required to engage in any business that is not reasonably related to the Business of the Company, as hereinafter defined, and provided further, that Employee shall under no circumstances be required by the Company or the Parent to relocate his primary residence. For purposes of this Agreement, the "Business of the Company" or, alternatively, "Business" shall be defined as the current business of the Company, including, but not limited to, the marketing and providing of record retrieval and litigation support services in the California area, as well as the national record retrieval business for the Parent and its subsidiaries contemplated above. The term "Company" as used in this Agreement shall be deemed to include and refer to all such Affiliates.

     3.        Extent of Service.  The Employee shall devote his full business
               -----------------
time, attention and energy to the business of the Company, and shall not be engaged in any other business activity during the term of this Agreement. The foregoing shall not be construed as preventing the Employee from making passive investments in other businesses or enterprises, if (i) such investments will not require services on the part of the Employee which would in any material way impair the performance of his duties under this Agreement, (ii) such other businesses or enterprises are not engaged in any business competitive with the business of the Company, and (iii) the Employee has complied with Sections 12 and 13 of this Agreement with respect to each such passive investment.

     4.        Compensation. As payment for the services to be rendered by the
               ------------
Employee hereunder during the initial term, the Employee shall be entitled to receive:

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               (a) a salary in the amount of Eighty-Nine Thousand Seven Hundred
     Ninety-Five and No/100 Dollars ($89,795.00) which shall be payable monthly or in accordance with the payroll policies of the Company in effect from time to time if such policies provide for payment of salary more frequently than monthly, until the first to occur of (i) the termination of this Agreement, (ii) the date upon which the Parent consummates an initial public offering of shares of its common stock (the "IPO Date"), or (iii) the date upon which there occurs an Event of Default under Section 3.1 of
     Note 1 and Section 3.1 of Note 2 (the "Default Date"), and such default remains uncured for a period of five (5) days; or

               (b) a salary in the amount of One Hundred Sixty-Two Thousand Five Hundred Dollars ($162,500.00) per year effective as of the IPO Date through the term of this Agreement payable monthly or in accordance with the payroll policies of the Company in effect from time to time if such policies provide for payment of salary more frequently than monthly; provided that, following a Default Date, Employee's salary shall be payable in an amount equal to the amount set forth in this Section 4(b) until the Event of Default under Section 3.1 of Note 1 and Section 3.1 of Note 2 has been cured; and

               (c) a bonus (the "Annual Bonus") to be paid by the Parent, calculated in accordance with Schedule A attached hereto, payable within
                                  ----------
    ninety (90) days after the end of each Bonus Period (as defined on Schedule
    A).

          5.   Expenses.  During the term of this Agreement, the Employer shall
               --------
promptly pay or reimburse the Employee for all reasonable out-of-pocket expenses for travel, meals, hotel accommodations and similar items incurred by him in connection with the Business of the Company or the Parent and approved by the Chief Executive Officer, the COO or the Board or incurred in accordance with the travel and reimbursement policies of the Company or the Parent as the same shall be in effect from time to time, upon submission by him of an appropriate statement documenting such expenses. All such expenses shall be allocated in the books and records of the Company or Parent, as applicable, to the corporate activities to which they are related. The Company shall also pay the Employee an automobile allowance in the amount of $760.00 per month, which payment shall be applied against the payments owed by the Company under the automobile lease assumed by the Company under the Purchase Agreement.

          6.   Employee Benefits.  During the term of this Agreement, the
               -----------------
Employee shall be entitled to participate in all employee benefit plans from time to time made generally available to the executive employees of the Company and the Parent, including any stock option plan, retirement plan, profit-sharing plan, group life plan, health or accident insurance or other employee benefit plans as the same shall be maintained in effect, as determined by the Board and the Parent. Until the Company is able to procure its own insurance coverage, the Company agrees to continue the prior insurance previously provided to the Employee by Seller. The Employer will use

                                      -3-
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commercially reasonably efforts to assist Employee in procuring insurance coverage for any preexisting conditions.

          7.   Vacation.  During the term of this Agreement, the Employee shall
               --------
be entitled to annual vacation time determined in accordance with the vacation policies of the Company in effect from time to time but not less than four (4) weeks per year, during which time his compensation shall be paid in full. Unused vacation time shall not accrue from year to year, unless otherwise required by law.

          8.   Covenants of Employee.  For and in consideration of the
               ---------------------
employment herein contemplated and the consideration paid or promised to be paid by the Company, the Employee does hereby covenant, agree and promise that during the term hereof and thereafter to the extent specifically provided in this
Agreement:

               (a) Except as otherwise specifically permitted by this Agreement, during the term of this Agreement, Employee will not actively engage, directly or indirectly, in any other business other than that of Company, except at the direction or approval of the Company.

               (b) The Employee will truthfully use his best reasonable efforts to accurately make, maintain and preserve all records and reports that the Company may from time to time request or require.

               (c) The Employee will fully account for all money, records or other property belonging to the Company of which the Employee has custody, and will pay over and deliver same promptly whenever and however he may be reasonably directed to do so by the Company.

               (d) The Employee will obey all rules, regulations and special instructions of the Company applicable to him, following receipt of notice thereof, and will take no action which can reasonably be expected to undermine or compromise the Company and the Business.

               (e) The Employee will make available to the Company any and all of the information of which he has knowledge relating to the business of the Company, and will make all suggestions and recommendations regarding the business operations or business prospects of the Company or the Parent which he feels will be of mutual benefit to the Parties.

               (f) The Employee agrees that upon termination of his employment hereunder he will immediately surrender and turn over to the Company all books, records, forms, specifications, formulae, data, processes, papers and writings related to the Business of the Company and all other property belonging to the Company,

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          together with all copies of the foregoing, it being understood and agreed that the same are the sole property of the Company.

               (g) The Employee agrees that all ideas, concepts, processes, discoveries, devices, machines, tools, materials, designs, improvements, inventions and other things of value relating to the Business of the Company (hereinafter collectively referred to as "intangible rights"), whether patentable or not, which are conceived, made, invented or suggested by him alone or in collaboration with others during the term of his employment, and whether or not during regular working hours, shall be promptly disclosed in writing to the Company and shall be the sole and exclusive property of the Company. The Employee hereby assigns all of his right, title and interest in and to all such intangible rights to the Company, and its successors or assigns. In the event that any of such intangible rights shall be deemed by the Company to be patentable or otherwise registerable under any federal, state or foreign law, the Employee further agrees that, at the expense of the Company, he will execute all documents and do all things reasonably necessary, advisable or proper to obtain patents therefor or registration thereof, and to vest in the Company full title thereto.

          9.   Mutual Covenants of the Company and the Employee.  For and in
               ------------------------------------------------
consideration of the employment herein contemplated and the compensation, covenants, conditions and promises herein recited, the Company and the Employee do hereby mutually agree that during the term hereof:

               (a) The Employee shall not, by reason of this Agreement, have any vested interest in, or right, title or claim to, any land, buildings, equipment, machinery, processes, systems, products, contracts, goods, wares, merchandise, business assets or other things of value belonging to or which may hereafter be acquired or owned by the Company.

               (b) In carrying out his duties as President of the Legal Enterprises Division of the Company, the Employee shall primarily be responsible for making day-to-day decisions in the ordinary course of business of the Legal Enterprise Division of the Company, subject to possible review by the Chief Executive Officer and/or the Board. The responsibility for the Company's plans, properties, contracts, methods, and policies shall be vested in the Board and the Company may, in its sole and absolute discretion, give, sell, assign, transfer or otherwise dispose of any or all of its assets or businesses in whole or in part, to any person, firm or corporation, whether or not such person, firm or corporation is in any manner owned by or associated with or affiliated with the Company.

               (c) The Employee acknowledges that because of the nature of the position for which he has been employed, the Employee may be called upon to perform such

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          duties and render such services as are required of him hereunder irregularly, and agrees to perform to the best of his abilities such duties as the business may reasonably demand, and acknowledges that the number of hours per day or per week may vary. Notwithstanding the foregoing, the Employee shall work in a manner that is consistent with his prior customary practice on behalf of the Seller and the LEI Business.

          10.  Termination of Employment for Cause.  The Employer may terminate
               -----------------------------------
the employment of the Employee if the Employer suffers or may reasonably be expected to suffer any material adverse effect as a result of the Employee (any such termination being a termination for "Cause"):

               (a) Breaching any material provision of this Agreement and failing to cure such breach within thirty (30) days after receipt of written notice thereof;

               (b)  Misappropriating funds or property of the Company;

               (c) Securing any personal profit not thoroughly disclosed to and approved by the Company in connection with any transaction entered into on behalf of the Company;

               (d) Engaging in conduct, even if not in connection with the performance of his duties hereunder, which would reasonably be expected to result in a material adverse effect to the interest of the Company if he was retained as an employee, such as his commission of a felony or a crime of moral turpitude;

               (e) Becoming and remaining "Disabled," as hereinafter defined (either physically, mentally or otherwise) for a period of one hundred thirty-five (135) days during any consecutive twelve-month time period;

               (f) Failing to carry out and perform the duties assigned to the Employee in accordance with the terms hereof and failing to cure such breach within thirty (30) days after written notice thereof; or

               (g) Failing to comply with corporate policies of the Company that are promulgated from time to time and made known to Employee and failing to cure such breach within thirty (30) days after written notice thereof.

          In the event of the death of the Employee, such occurrence shall immediately constitute a termination for Cause. Except as provided in item (e) above, no termination for Cause shall be effective if the Employee is Disabled.

          In the event the Employee is terminated for Cause because he is Disabled, the Employee may be permitted to participate in any disability insurance policy the Company then has in effect.

          In the event of termination of his employment for Cause, the Employee shall be entitled to receive his compensation, as determined in Section 4 of this Agreement, due or accrued on a pro rata basis to the date of termination. Any salary or remuneration owed as of the date of termination shall be paid less the amount of damages, if any, caused to the Company by such breach, but no such damages offset shall extend beyond any compensation due and owing under this Agreement.

          Notwithstanding the cure provisions provided in Sections 10(a), 10 (f) and 10(g), the Employee shall not have the opportunity to cure any violation of these subsections if such violation cannot reasonably be expected to be cured. In such event, the Company shall be required to furnish the Employee notice of the violation, but the Employee shall not be furnished an opportunity to cure.

          "Disabled" shall mean the continuous inability, whether mental or physical, of Employee to perform his normal job functions as determined by at least two of three medical physicians selected as follows: the Employee or his legal designee shall be entitled to appoint one physician, the Company shall be entitled to appoint one physician, and such two appointed physicians shall mutually appoint a third physician. Notwithstanding the foregoing, the Employee, or his designee, and the Company may mutually agree that he is "Disabled" within the meaning of this Agreement.

          11.  Termination By the Company Without Cause or By the Employee With
               ----------------------------------------------------------------
Good Reason.  The Company may terminate the employment of Employee for any
-----------
reason other than those for Cause, in which event such termination shall be deemed a "Termination Without Cause." In addition, the Employee shall have the right to terminate this Agreement for any material breach of this Agreement by the Company, which shall include but not be limited to materially changing the duties assigned to Employee beyond those contemplated in Section 2 of this Agreement or causing Employee to relocate his primary residence in violation of
Section 2 of this Agreement; provided that the Company shall be furnished thirty
(30) days notice of such breach and an opportunity to cure (any such termination constituting a "Termination By Employee With Good Reason"). Notwithstanding the cure provisions provided in the preceding sentence, the Employer shall not have the opportunity to cure any violation of this Agreement if such violation cannot reasonably be expected to be cured but the Employee shall still furnish notice to the Company. In the event of a Termination Without Cause or a Termination with Good Reason by the Employee the Company shall continue making payments to Employee in an amount equal to the compensation of the Employee, as determined in Section 4 of this Agreement, as if he was still employed for a period equal to the lesser of (i) one (1) year, or (ii) the remaining term of this Agreement, which amount, in the event of a Termination Without Cause or a Termination By Employee With Good Reason, shall constitute the full and total amount of liquidated damages that the Employee shall be entitled

                                      -7-
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to receive from the Company and its Affiliates for any contractual or tort claims arising out of his employment relationship with the Company.

          12.  Covenant Not to Compete.  The Employee recognizes that the
               -----------------------
Company has business goodwill and other legitimate business interests which must be protected in connection with and in addition to the Information (as defined hereinafter), and therefore, in exchange for access to the Information, the specialized training and instruction which the Company will provide, the Company's agreement to employ the Employee on the terms and conditions set forth herein, the Company's agreement to execute and consummate the Purchase Agreement, and the promotion and advertisement by the Company of Employee's skill, ability and value in the Company's business, subject to the provisions of the next full paragraph of this Section 12, the Employee agrees that in the event (i) Employee is terminated for Cause, or (ii) Employee leaves the employ of the Company other than a Termination By Employee With Good Reason prior to expiration of the term of the Agreement, or (iii) upon the expiration of the term of this Agreement, then for a period of the latest date of (i) five (5) years after the date of this Agreement, or (ii) three (3) years after the date employment is so terminated:

               (a) Employee will not in any capacity or relationship enter into, engage in, or be connected with any business or business operation or activity within a fifty (50) mile radius of any office location then operated by the Employer at the time of such termination, which consists in whole or in part of the Business of the Company; and

               (b) Employee will not call upon any customer whose account is serviced in whole or in part by the Employer or its Affiliates at the time of the termination of Employee's employment, with the purpose of selling or attempting to sell to any such customer any services included within that offered by the Employer or its Affiliates; and

               (c) Employee will not intentionally divert, solicit or take away any customer, supplier or employee of the Employer or its Affiliates, or the patronage of any customer or supplier of the Employer or its Affiliates, or otherwise interfere with or disturb the relationship existing between the Employer or its Affiliates and any of their respective customers, suppliers or employees, directly or indirectly.

          Subject to the provisions of the following sentence, the foregoing restrictive covenants shall also apply to the Employee in the event of his Termination Without Cause or in the event of Termination With Good Reason by the Employee. Notwithstanding anything to the contrary contained herein, (a) the Employee shall be permitted to own up to five percent (5%) of the issued and outstanding shares of stock of any publicly traded company on a passive basis without violating the provisions contained in this Section 12 and (b) the provisions of this Section 12 shall be of no further force or effect if the Company is in violation of Section 11 of this Agreement as a result of its failure to timely pay the Employee, in accordance with the terms of this Agreement, and

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subject to a thirty (30) day cure period after receipt of written notice, any amounts due under Section 11.

          In the event the Company ceases operation of the Business of the Company other than in a merger, consolidation, or similar transaction, or upon the filing of a bankruptcy or receivership proceeding against the Employer, or upon the appointment of a liquidator for the Company, the provisions of this
Section 12 shall not be applicable to the conduct of Employee subsequent thereto.

          It is mutually understood and agreed that if any of the provisions relating to the scope, time or territory in this Section 12 are more extensive than is enforceable under applicable laws or are broader than necessary to protect the good will and legitimate business interests of the Company, then the Parties agree that they will reduce the degree and extent of such provisions by whatever minimal amount is necessary to bring such provisions within the ambit of enforceability under applicable law.

          The Parties acknowledge that the remedies at law for breach of Employee's covenants contained in this Section 12 are inadequate, and they agree that the Company shall be entitled, at its election, to injunctive relief (without the necessity of posting bond against such breach or attempted breach), and to specific performance of such covenants in addition to any other remedies at law or equity that may be available to the Company.

          13.  Business Opportunities.  Except for passive investments by the
               -----------------------
Employee in publicly traded entities, or investments in private ventures which do not compete with, or are not in the same business as, the Company and which come to the attention of the Employee outside of the scope of his employment and which do not otherwise violate any other provision of this Agreement, for as long as the Employee shall be employed by the Company and thereafter with respect to any business opportunities learned about during the time of Employee's employment by the Company, the Employee agrees that with respect to any future business opportunity or other new and future business proposal which is offered to, or comes to the attention of, the Employee and which is in any way related to, or connected with, the Business of the Company, the Company shall have the right to take advantage of such business opportunity or other business proposal for its own benefit. The Employee agrees to promptly deliver notice to the Board in writing of the existence of such opportunity or proposal and the Employee may take advantage of such opportunity only if the Employer does not elect to exercise its right to take advantage of such opportunity.

          14.  Confidential Information.  The Employee acknowledges that in the
               ------------------------
course of his employment with the Company, he will receive certain trade secrets, know-how, lists of customers, employee records and other confidential information and knowledge concerning the Business of the Company (hereinafter collectively referred to as "Information") which the Company desires to protect. The Employee understands that such Information is confidential and he agrees that he will not reveal such Information to anyone outside the Company except
(i) for information already known to the public, now or in the future, or (ii) in connection with any legal proceeding regarding this Agreement, the Purchase Agreement or the transactions contemplated thereby or as otherwise required by law or judicial order. The Employee further agrees that during the term of this Agreement and thereafter he will not use such Information in competing with the Company. Upon termination of his employment hereunder, the Employee shall surrender to the Company all papers, documents, writings and other property produced by him or coming into his possession by or through his employment hereunder and relating to the information referred to in this Section 14, which are not general knowledge in the industry, and the Employee agrees that all such materials will at all times remain the property of the Company.

          15.  Notices.  All notices, consents, demands or other communications
               -------
required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered personally with a written receipt acknowledging delivery or telefaxed with receipt confirmed, or three (3) business days after the posting thereof by United States first class, registered or certified mail, return receipt requested, with postage fee prepaid and addressed as follows:

          If to the Company:    Litigation Resources of America-California, Inc.
                                1001 Fannin, Suite 650
                                Houston, Texas 77002
                                Telefax:(713) 653-7172
                                Attn: Richard O. Looney

          If to the Employee:   Tony L. Maddocks
                                178 Magellan Street
                                Thousand Oaks, California 91360
                                Phone: 805-492-2702

Any Party may change its address for notice hereunder by providing written notice of such change to the other Party hereto.

          16.  Specific Performance.  The Employee acknowledges that a remedy at
               --------------------
law for any breach or attempted breach of Sections 12, 13 or 14 of this Agreement will be inadequate, the Employee agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in excess of $50,000 in connection with the obtaining of any such injunctive or any other equitable relief.

          17.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such provision or invalidity only, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          18.  Assignment.  This Agreement may not be assigned by the Employee.
               ----------
Neither the Employee, his spouse nor their estates shall have any right to encumber or dispose of any right to receive payments hereunder, it being understood that such payments and the right thereto are nonassignable and nontransferable.

          19.  Binding Effect.  Subject to the provisions of Section 18 of this
               --------------
Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, the Employee's heirs and personal representatives, and the successors and assigns of the Company.

          20.  Governing Law.  This Agreement shall be construed and enforced in
               -------------
accordance with and governed by the laws of the State of California.

          21.  Prior Employment Agreements.  Employee represents and warrants to
               ---------------------------
the Company that he has fulfilled all of the terms and conditions of all prior employment agreements to which he may be or have been a party, and at the time of execution of this Agreement is not a party to any other employment agreement.

          22.  Parole Evidence.  This Agreement constitutes the sole and
               ---------------
complete agreement between the Parties hereto with respect to the subject matter hereof, and no verbal or other statements, inducements or representations have been made to or relied upon by either Party, and no modification hereof shall be effective unless in writing signed and executed in the same manner as this Agreement, provided, however, the amount of compensation to be paid Employee for services to be performed for Company may be changed from time to time by the Parties hereto by written agreement without in any other way modifying, changing or affecting this Agreement and the performance by the Employee of any of the duties of his employment with the Company.

          23.  Waiver.  Any waiver to be enforceable must be in writing and
               ------
executed by the Party against whom the waiver is sought to be enforced.

          24.  Arbitration.  If a dispute arises out of or relates to this
               -----------
Agreement, or the breach thereof, and if such dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation, or some other dispute resolution procedure as required by this Section 24. Failing an adequate resolution by mediation, any controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including any controversy or claim arising out of or relating to the Parties' decision to enter into this Agreement, shall be settled by binding arbitration. There shall be one arbitrator to be mutually agreed upon by the Parties involved in the controversy and to be selected from the National Panel of Commercial Arbitrators (or successor panel, if any). If within 45 days after service of the demand for arbitration the Parties are unable to agree upon such an arbitrator who is willing to serve, then an arbitrator shall be appointed by the American Arbitration Association in accordance with its rules. Except as specifically provided in this Section 24, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall not render an award of punitive damages. Any arbitration hereunder shall be held in Los Angeles, California. Expenses related to the arbitration, including counsel fees, shall be borne by the Party incurring such expenses except to the extent otherwise provided in
Section 25 herein. The fees of the arbitrator and of the American Arbitration Association, if any, shall be divided equally among the Parties involved in the controversy. Judgment upon the award rendered by the arbitrator (which may, if deemed appropriate by the arbitrator, include equitable or mandatory relief with respect to performance of obligations hereunder) may be entered in any court of competent jurisdiction. The arbitrator shall award the prevailing Party in any arbitration proceeding recovery of its attorneys' fees, the arbitrators' fees and other costs in connection with the arbitration from the non-prevailing Party.

          25.  Attorney's Fees.  If any litigation is instituted to enforce or
               ---------------
interpret the provisions of this Agreement or the transactions described herein, the prevailing Party in such action shall be entitled to recover its reasonable attorneys' fees and other costs from the other Party hereto.

          26.  Drafting.  All Parties hereto acknowledge that each was actively
               --------
involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party hereto because one is deemed to be the author thereof.

          27.  Multiple Counterparts. This Agreement may be executed in multiple
               ---------------------
counterparts, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.

                                    THE COMPANY:

                                    LITIGATION RESOURCES OF AMERICA-
                                    CALIFORNIA, INC., a California corporation

                                    By:   /s/ Richard O. Looney
                                          --------------------------------------
                                          Richard  O. Looney
                                          Chief Executive Officer

                                    THE PARENT:

                                    LITIGATION RESOURCES OF AMERICA, INC.,
                                    a Texas corporation

                                    By:/s/ Richard O. Looney
                                       -----------------------------------------
                                       Richard O. Looney
                                       Chief Executive Officer

                                    THE EMPLOYEE:

                                    /s/ Tony L. Maddocks
                                    ---------------------------------------
                                    Tony L. Maddocks


Schedule A--Calculation of Annual Bonus

                                   SCHEDULE A
                                   ----------

                          CALCULATION OF ANNUAL BONUS

          Within ninety (90) days following the end of the period commencing on the Effective Date and ending December 31, 1997, and during each calendar year thereafter throughout the original Employment Term (each a "Bonus Period"), if New National Account Sales (as hereinafter defined) have reached the number set forth under the column so marked below for such calendar year, then the Parent shall pay the Employee a bonus in the amount set forth under the column so marked below. For any partial calendar year (including 1997) the required New
National Account Sales amounts and Bonus Amounts shall be prorated.   As used
herein, "New National Account Sales" means revenues resulting from court reporting and/or record retrieval for (i) corporations (other than law firms which are corporations) or insurance companies with which neither the Company nor the Parent nor any Affiliates have a relationship as of the Effective Date and (ii) corporations (other than law firms which are corporations) or insurance companies with which the Parent or the Company is currently negotiating or discussing terms upon which it can provide court reporting or record retrieval services, and (iii) corporations (other than law firms which are corporations) or insurance companies which are clients of the Company, Parent or any Affiliates as of the Effective Date to the extent, but only to the extent, that revenues are increased for such clients over the revenues of the prior calendar year as a result of agreements entered into by the national sales team. Notwithstanding the foregoing or any provision hereof to the contrary, any revenues resulting from the efforts, relationships or sales activity of Michael Klein shall be evaluated by the Company on an account-by-account basis, and only between twenty-five percent (25%) and seventy-five percent (75%) of such revenues shall be included within the term "New National Account Sales.".

          New National Account Sales             Bonus Amount
          --------------------------             ------------
          $1.5 million                           $10,000
          $3.0 million                           $20,000
          $4.5 million                           $30,000
          $6.0 million                           $40,000
          $7.5 million                           $60,000